Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. COMPLETES ACQUISITION OF BT HOLDINGS, INC.
RUSTON, Louisiana (August 1, 2022) – Origin Bancorp, Inc. (Nasdaq: OBNK) ("Origin" or the “Company”), the holding company for Origin Bank, Choudrant, Louisiana, today announced the completion of its acquisition of BT Holdings, Inc. (“BTH”), the holding company for BTH Bank, N.A.(“BTH Bank”), Quitman, Texas. The acquisition became effective on August 1, 2022, in accordance with the terms of the previously announced Agreement and Plan of Merger, dated as of February 23, 2022 (the “Merger Agreement”).
“We are excited to have completed the merger with BTH, giving us a strong presence in East Texas and bolstering our Dallas and Fort Worth markets,” said Drake Mills, Chairman, President and Chief Executive Officer of Origin. “BTH and Origin have remained committed to local decision-making and meeting the needs of our customers and communities. That dedication and commitment will only grow stronger as we move forward together.”
With the completion of the acquisition, Origin has approximately $9.78 billion in assets, $6.68 billion in loans and $7.98 billion in deposits on a consolidated basis. Origin Bank and BTH Bank will operate as separate banking subsidiaries of the Company until the merger of the banks, which Origin expects to complete concurrently with the data processing conversion early in the fourth quarter of this year.
In connection with the merger, Lori Sirman, President and CEO of BTH Bank, and Jay Dyer, Executive Vice President of BTH Bank, have joined the Boards of Directors of the Company and Origin Bank. They will also serve on the executive management team of Origin Bank.
“Lori, Jay and the BTH team have built upon the proud tradition that was established in 1914 by the bank’s founders in Quitman, Texas, and they have continued the legacy of Bob Dyer and his fresh, unique approach to banking,” said Mills. “Through the partnership between Origin and BTH, we will remain committed to this approach and, by working together, build an even stronger company.”
Stephens, Inc. acted as financial advisor to Origin and Fenimore Kay Harrison LLP acted as legal advisor to Origin. Piper Sandler & Co. acted as financial advisor to BTH and Norton Rose Fulbright US LLP acted as legal advisor to BTH.
About Origin Bancorp, Inc.
Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients, and currently operates 58 banking centers located from Dallas/Fort Worth, Houston and East Texas, across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Origin. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Origin’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Origin’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Origin does business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Origin and BTH successfully, and the dilution caused by Origin’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, Origin disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Origin and factors which could affect the forward-looking statements contained herein can be found in Origin’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.
ADDITIONAL INFORMATION
For additional information on Origin Bancorp, Inc., you may obtain copies of the documents filed with the SEC by Origin free of charge through the website maintained by the SEC at www.sec.gov, by accessing Origin’s Investor Relations website at ir.origin.bank or, alternatively, by directing a request by mail or telephone to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Investor Relations, (318) 497-3177.
Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank
Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank